CAPITAL LEASE AGREEMENT

         THIS CAPITAL LEASE AGREEMENT ("Lease") is made as of the 21st day of December, 1996, by and between ROYAL GRIP, INC., a Nevada corporation, having its principal executive offices at 444 West Geneva, Tempe, Arizona 85282 ("Lessor"), and ACUSHNET RUBBER COMPANY, INC., a Massachusetts corporation, having its principal executive offices at 744 Belleville Avenue, New Bedford, Massachusetts 02742-6912 ("Lessee").

                                    RECITALS

         A. The parties desire that Lessor lease to Lessee certain specialized manufacturing equipment (the "Units" and, individually, a "Unit") used in the production of non-cord golf grips ("Grips").

         B. Lessee is willing to lease the Units from Lessor and Lessor is willing to lease the Units to Lessee upon the terms and conditions hereinafter set forth.

         C. As of the date hereof, Lessor and Lessee are also entering into a manufacturing and sales agreement (the "MSA Agreement") pursuant to which Lessee will become the exclusive supplier of Grips to Lessor and it is intended will become the exclusive supplier of cord grips..

         D. This Agreement and the MSA Agreement have been negotiated by Lessor and Lessee at arm's length and in good faith for the purpose of achieving the parties' commercial expectations.

         NOW, THEREFORE, in consideration of the covenants and mutual agreements set forth herein and in the MSA Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in reliance upon the representations and warranties contained herein, the parties agree as follows:

                                    ARTICLE I
                      PROCUREMENT, DELIVERY, AND ACCEPTANCE

1.1 Business of Lessor and Lessee; MSA Agreement. Lessor is in the business of selling and manufacturing Grips. Lessee manufactures rubber-based materials. Lessor and Lessee have entered into that certain MSA Agreement, whereby Lessor, among other things, agrees that, following a transition period, it will purchase from Lessee, during the term of the MSA Agreement, one hundred percent (100%) of Lessee's total production of Grips as the exclusive provider of Grips to Lessor, and Lessee agrees to sell to Lessor one hundred percent (100%) of Lessee's production of Grips. In order to produce the Grips required by Lessor, Lessee will acquire the Units, which Lessor is willing to provide subject to the terms of this Lease.
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1.2 Shipment of  Equipment.  Lessor  hereby  grants to Lessee access to Lessor's current manufacturing facility located at 444 West Geneva, Tempe, Arizona 85282 (the "Facility") to allow Lessee, at its expense, to disassemble the Units currently located at the Facility and to prepare them for shipment. Lessor shall ship all such Units to Lessee F.O.B. for delivery to the dock at Lessee's plant (the "Plant"). In addition, Lessee shall cause all Units which are currently subject to purchase agreements between Lessor and the manufacturer of such Unit(s) to be delivered F.O.B. the dock at the Plant. Lessee shall, at its expense, install and set up all Units at the Plant.

1.3 Additional Deliveries. Contemporaneously herewith, Lessee shall, at its sole expense, deliver to Lessor the following documents, in form and substance satisfactory to Lessor:

         (a)      UCC financing statements executed by Lessee; and

         (b) any other documents specified in the Appendix and such other documents as Lessor may reasonably request.

                                   ARTICLE II
                             TERM, RENT, AND PAYMENT

2.1 Term. The term of this Lease as to each Unit shall commence upon the date hereof and continue as specified in the Appendix.

2.2 Rent. Lessee shall pay to Lessor rent for each Unit in the amounts and at the times set forth in the Appendix.

2.3 Payment of Rent. Rent and all other sums due Lessor hereunder shall be paid at the office of Lessor set forth above.

2.4 Abatement; No Termination Upon Certain Events. This Lease is a net lease and Lessee shall not be entitled to any abatement or reduction of rent or any setoff against rent, whether arising by reason of any past, present or future claim of any nature by Lessee against Lessor or otherwise. Except as otherwise expressly provided herein, this Lease shall not terminate, nor shall the obligations of Lessor or Lessee be otherwise affected by reason of (a) any defect in, damage to, loss of possession or use or destruction of any Unit, however caused, (b) the attachment of any lien, encumbrance, security interest or other right or claim of any third party to any Unit, except when such third party is a creditor of Lessor attempting to collect a debt or obligation of Lessor, (c) any prohibition or restriction of or interference with Lessee's use of any Unit by any person or entity, except when such person or entity is a creditor of Lessor attempting to collect a debt or obligation of Lessor, (d) (except as otherwise provided herein) the insolvency of or the commencement by or against Lessee of any bankruptcy, reorganization or similar proceeding, or (e) any other cause, whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. Except as otherwise provided herein, it is the intention of the
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parties that all rent and other  amounts  payable by Lessee  hereunder  shall be payable in all events in the manner and at the times herein provided unless Lessee's obligations in respect thereof have been terminated pursuant to the express provisions of this Lease.

2.5 Order of Payments. Payments shall be applied in the following order: (a) expenses, including attorneys' fees; (b) interest on late payments; and (c) rent and all other sums due thereunder.


                                   ARTICLE III
                             NO WARRANTIES BY LESSOR

3.1 Acknowledgment by Lessee. LESSEE ACKNOWLEDGES AND AGREES THAT (a) LESSEE IS SATISFIED THAT EACH UNIT IS SUITABLE FOR ITS PURPOSES; (b) LESSOR IS NOT A MANUFACTURER THEREOF NOR A DEALER IN PROPERTY OF SUCH KIND; (c) EXCEPT AS OTHERWISE PROVIDED HEREIN LESSOR HAS NOT MADE, AND DOES NOT HEREBY MAKE, ANY REPRESENTATION, WARRANTY OR COVENANT EXPRESS OR IMPLIED AS TO ANY MATTER INCLUDING, WITHOUT LIMITATION, THE TITLE, MERCHANTABILITY, CONDITION, QUALITY, DESCRIP TION, DURABILITY, FITNESS FOR PURPOSE OR SUITABILITY OF ANY UNIT IN ANY RESPECT OR IN CONNECTION WITH OR FOR THE PURPOSES AND USES OF LESSEE; (d) LESSOR SHALL NOT BE REQUIRED TO PROVIDE ANY MECHANICAL SERVICES TO LESSEE INCLUDING, WITHOUT LIMITATION, ANY MAINTENANCE, REPAIR, SHIPPING OR INSPECTIONS; AND (e) AS AGAINST LESSOR, ALL UNITS SHALL BE ACCEPTED IN "AS IS" CONDITION.

3.2 Assignment of Warranties. Lessor hereby assigns to Lessee, to the extent assignable, any warranties, covenants and representations of Vendor with respect to any Unit, but any action taken by Lessee by reason thereof shall be at Lessee's expense and shall be consistent with Lessee's obligations under Article II.

                                   ARTICLE IV
                        POSSESSION, USE, AND MAINTENANCE

4.1 Possession and Use. Lessee shall not (i) use, operate, maintain or store any Unit improperly, carelessly or in violation of any applicable law or regulation of any governmental authority or the manufacturer's recommended operating procedures, standards and warranty requirements, (ii) abandon any Unit, (iii) sublease any Unit or permit its use by anyone other than Lessee without the prior written consent of Lessor, not to be unreasonably withheld, (iv) permit any Unit to be removed from the state specified in the Schedule without the prior written consent of Lessor, (v) sell, assign or transfer, or directly or indirectly create, incur or suffer to exist any lien, claim, security interest or encumbrance of any kind on any of its rights hereunder or in any Unit.
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4.2  Maintenance.  Lessee  shall at its expense at all times  during the term of this Lease maintain the Units in good operating order, repair, condition and appearance and in accordance with the manufacturer's recommended procedures, operating standards and warranty requirements.

4.3 Alterations. Lessee may alter any Unit or affix or place any accessory, equipment or device on any Unit. If an Event of Default has occurred and is continuing, and any Units are recovered and/or delivered to Lessor by Lessee, all parts accessories, equipment or deliveries attached to such Units shall be deemed the property of Lessor.

4.4 Inspection by Lessor. Upon prior notice to Lessee, Lessor and its designees shall have the right at all reasonable times to inspect any Unit, observe its use and inspect records related thereto.

                                    ARTICLE V
                              GENERAL TAX INDEMNITY

5.1 Impositions. Lessee shall pay or reimburse Lessor for, and indemnify, defend and hold Lessor harmless for, from, and against all fees (including, but not limited to, license, documentation, recording or registration fees), and all sales, use, privilege, excise, property, or other taxes, levies, imposts, duties, assessments, charges or withholdings of any nature whatsoever, together with any penalties, fines or additions to tax, or interest thereon (all of the foregoing being hereafter referred to as "Impositions"), arising at any time before or during the term of this Lease, or upon any termination of this Lease or return of the Units to Lessor, and levied or imposed on Lessor, directly or otherwise, by any federal, state or local government or taxing authority in the United States or by any foreign country or foreign or international taxing authority on or with respect to (a) any Unit, (b) the exportation, importation, registration, purchase, ownership, delivery, leasing, possession, use, operation, storage, maintenance, repair, transportation, return, sale, transfer of title or other disposition thereof, (c) the rents, receipts, or earnings arising from any Unit, or (d) this Lease or any payment made hereunder, excluding, however, taxes measured by Lessor's net income imposed or levied by the United States or any state thereof but not excluding any such net income taxes that by the terms of the statute imposing such tax expressly relieve Lessee from the payment of any Impositions Lessee would otherwise have been obligated to pay, reimburse or indemnify.

5.2 Payment of Impositions by Lessor. Lessor shall pay directly all Impositions for which Lessor is primarily responsible and as to which Lessor gives Lessee notice that Lessor will pay directly; and Lessee shall promptly reimburse Lessor for such Impositions so paid (except any Impositions excluded by Section 5.1) upon presentation of a bill therefor.

5.3 Payment of Impositions by Lessee. Lessee shall pay on or before the time or times prescribed by law any Impositions for which Lessee is primarily responsible under applicable law and any other Impositions (except any Impositions excluded by Section 5.1) not payable by Lessor pursuant to Section 5.2, but Lessee shall have no obligation to pay any such Imposition while
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
Lessee is contesting such Imposition in good faith and by appropriate legal proceedings and the nonpayment thereof does not, in the opinion of Lessor, adversely affect the title, property, use, disposition or other rights of Lessor with respect to the Units or result in any enforcement, collection, foreclosure or forfeiture proceeding or any levy or execution which remains unstayed for a period of fifteen (15) days. Lessee shall furnish on Lessor's request proof of payment of any Imposition paid by Lessee.

5.4 Tax Returns. Lessor shall prepare and file all required personal property tax reports or returns as "Owner" of the Units but Lessee must timely provide Lessor with all information available to Lessee that Lessor requires to prepare properly any such report or return. Lessee shall report the Units as "Equipment Leased from Others" on any property tax reports or returns required to be filed by Lessee. Lessee shall furnish on Lessor's request copies of reports or returns so filed.

5.5 Certain Economic Benefits. Lessor acknowledges that Lessee has the right to claim certain economic benefits available to it under the Internal Revenue Code of 1986, as amended from time to time (the "Code"), and/or under equivalent state income tax laws, based upon depreciable lives of the Units, averaging conventions, methods of depreciation and other such methods as Lessee elects for income tax purposes (the "MACRS Deductions").

5.6 No Indemnification. Notwithstanding what may otherwise be provided herein, the indemnifications described in this Section 5 shall not be applicable to the extent of the gross negligence or intentional misconduct of Lessor, its employees, agents, representatives or assigns.


                                   ARTICLE VI
                       RISK OF LOSS; WAIVER AND INDEMNITY

6.1 Casualty Occurrence. If any Unit is worn out, stolen, destroyed, or irreparably damaged, from any cause whatsoever, or taken or requisitioned by condemnation or otherwise (any such occurrence being hereinafter called a "Casualty Occurrence") before or during the term of this Lease as to such Unit, Lessee shall give Lessor prompt notice thereof. On the first rent payment date after the Casualty Occurrence or, if there is no such rent payment date, thirty
(30) days after the Casualty Occurrence, Lessee shall pay to Lessor an amount equal to the rent payment in respect of such Unit, if any, due on such date plus a sum equal to the corresponding Ending Financed Balance described on Exhibit A (the "Casualty Value") for all of the Units as of such date. In the event of a Casualty Occurrence, the Casualty Occurrence shall be deemed to have affected all of the Units.

         Upon the making of such payment by Lessee in respect of the Units, the Rent for the Units shall cease to accrue and this Lease shall terminate. If Lessor receives the Casualty Value for the Units, Lessee shall be entitled to the proceeds of any recovery in respect of the Unit(s) from insurance or otherwise.
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
6.2 Indemnification. With respect to a Unit, so long as such Unit is in the possession of and/or under the control of Lessee, Lessee hereby waives and releases any claim now or hereafter existing against Lessor, any company controlled by, controlling, or under common control with Lessor and all of their directors, officers, employees, agents, attorneys, successors and assigns (each, an "Indemnified Person") on account of, and shall indemnify, reimburse and hold each Indemnified Person harmless for, from, and against any and all claims (including, but not limited to, claims based on or relating to copyright, trademark or patent infringement, environmental liability, negligence, strict liability in tort, statutory liability or violation of laws), losses, damages, obligations, penalties, liabilities, demands, suits, judgments or causes of action, and all legal proceedings, and any reasonable costs or expenses in connection therewith, including reasonable attorneys' fees, including reasonable allocated time charges of internal counsel, in each case imposed on, incurred by or asserted against the Indemnified Person in any way relating to or arising in any manner out of (a) the registration, purchase, or the ownership, delivery, condition, lease, assignment, storage, transportation, possession, use, operation, return, repossession, sale or other disposition of, any Unit, before or during the term of this Lease as to the Unit; (b) any alleged or actual defect in any Unit (whether arising from the material or any article used therein, the design, testing, use, maintenance, service, repair, or overhaul thereof or otherwise), regardless of when such defect is discovered or alleged and no matter where it is located; or (c) any violation of any applicable local, state or federal environmental law or regulation.

                                   ARTICLE VII
                                    INSURANCE

7.1 Insurance. Lessee shall maintain insurance in accordance with Section 6.6 of the MSA Agreement.

                                  ARTICLE VIII
                                    COVENANTS

8.1 Financial Information. Lessor and Lessee agree to provide each other with the following information:

         (a) As soon as available but in any event within forty-five (45) days after the end of each of the first three calendar quarters in each fiscal year, unaudited consolidated financial statements, including statements of operations and cash flows for such quarter and for the period from the beginning of the fiscal year to the end of such quarter and balance sheets as of the end of such quarter, setting forth in each case comparisons to the corresponding period in the preceding fiscal year, and all such statements will be prepared in accordance with generally accepted accounting principles, consistently applied, subject to normal year-end audit adjustments and excluding footnote disclosures;

         (b) As soon as available but in any event within ninety (90) days after the end of each fiscal year, audited consolidated financial statements, including statements of operations and cash flows for such fiscal year and balance sheets as of the end of such fiscal year, setting forth in each case comparisons to the corresponding period in the preceding fiscal year, and all such statements will be prepared in accordance with generally accepted accounting principles, consistently applied.

         (c) With reasonable promptness, such other information and data concerning such party as the other party may reasonably request.

                                   ARTICLE IX
                  REPRESENTATIONS AND WARRANTIES OF THE PARTIES

         As of the date hereof, each party represents and warrants to the other party the following:

9.1 Organization and Qualification. The party is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation, and has the requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted in every jurisdiction where the failure to do so would have a material adverse effect on its business, properties, or ability to conduct the business currently conducted by it.

9.2 Authority Relative to this Agreement. The party has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by such party and the consummation by such party of the transactions contemplated hereby have been duly authorized by such party, and no other corporate proceedings on the part of such party are necessary to authorize this Agreement and such transactions. This Agreement has been duly executed and delivered by such party and constitutes a valid and binding obligation of such party, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

9.3 No Conflicts. The party is not subject to, or obligated under, any provision of (i) its Certificate of Incorporation or Bylaws, (ii) any material agreement, arrangement, or understanding, (iii) any material license, franchise, or permit, or (iv) any law, regulation, order, judgment, or decree, which would be breached or violated, or in respect of which a right of termination or acceleration would arise, or pursuant to which any encumbrance on any of its or any of its subsidiaries' material assets would be created, by its execution, delivery, and performance of this Agreement and the consummation by it of the transactions contemplated hereby.

9.4 No Consents. No authorization, consent, or approval of, or filing with, any public body, court, or authority is necessary on the part of the party for the consummation by such party of the transactions contemplated by this Agreement.

9.5 Financial Statements. The party has provided to the other party unaudited financial statements for and as of the period ended September 30, 1996, and audited financial statements for and as of the period ended December 31, 1995, all of which financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved and fairly present the financial position of such party as of the dates thereof and the results of its operations and cash flows for the periods then ended, subject in the case of unaudited financial statements to normal year-end adjustments in the absence of complete footnote disclosure.

9.6 No Litigation. The party is not subject to any legal, administrative, arbitration or other suit, proceeding, claim, action, investigation, or inquiry pending or, to the knowledge of such party, threatened against or involving such party which could have a material adverse effect upon its ability to perform this Agreement or upon its results of operations or financial condition, or which questions the validity of this Agreement or any action taken or to be taken by such party pursuant to this Agreement and, to the knowledge of such party, there is no valid basis for any such suit, proceeding, claim, action, investigation or inquiry.

9.7 No Liens or Encumbrances. Lessor warrants and represents that Lessor has good and marketable title to the Units free and clear of any liens and encumbrances.

                                    ARTICLE X
                               DEFAULTS; REMEDIES

10.1 Events of Default. The following shall constitute events of default ("Events of Default") hereunder:

         (a) Lessee fails to make any payment to Lessor within ten (10) days after written notice thereof to Lessee.

         (b) Any representation or warranty of Lessee contained herein or in any document furnished to Lessor in connection herewith is incorrect or misleading in any material respect when made;

         (c) Lessee fails to observe or perform any other covenant, agreement or warranty made by Lessee hereunder and such failure continues for thirty (30) days after written notice thereof to Lessee;

         (d) Lessee makes an assignment for the benefit of creditors or files any petition or action under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors;

         (e) Any involuntary petition is filed under any bankruptcy statute against Lessee, or any receiver, trustee, custodian or similar official is appointed to take possession of the properties
                                      - 8 -
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of Lessee, any guarantor of this Lease or any general partner of Lessee,  unless such petition or appointment is set aside or withdrawn or ceases to be in effect within one-hundred twenty (120) days from the date of the filing or appointment;

         (f) Lessee elects to totally liquidate its assets and/or dissolve;

         (g) Lessee merges or consolidates with any other entity except that Lessee may merge or consolidate with its parent or any subsidiary of Lessee; provided, that, in each case, immediately after giving effect to such proposed transaction no Event of Default would exist; and provided further that, in the case of a merger or consolidation with a subsidiary of Lessee, the Lessee is the surviving corporation; or

         (h) Lessee commits a material breach (which is not cured within any applicable grace period) under the MSA Agreement.

10.2 Lessor's Remedies. If any Event of Default occurs, Lessor, at its option, without notice to or demand upon Lessee except as otherwise provided in this
Section 10.2, may:

         (a) Terminate this Lease and/or Lessee's rights of possession and use of all or any portion of the Units under the Lease;

         (b) Take possession of all or any portion of the Units, wherever located, or render the same unusable;

         (c) Require the Lessee to assemble and return all or any portion of the Units to Lessor (as more fully specified in Section 11 hereof);

         (d) Retain, hold, sell, lease or otherwise dispose of all or any portion of the Units, in a public or private transaction, without demand upon or notice to Lessee, and any such sale, lease or other disposition shall be free and clear of any rights of Lessee;

         (e) Recover other and further damages, which shall include but not be limited to payment by Lessee immediately upon demand of the following, each bearing interest until paid in full at the Default Rate (as defined in the Appendix) from the earlier of (A) the date such demand is made or (B) the date otherwise due and payable:

                  (i) all accrued and unpaid rent payments payable under all or any of the Leases and all other costs, charges, fees and amounts payable thereunder or hereunder,

                  (ii) all of Lessor's  costs and  expenses in  connection  with
         Lessee's breach of this Lease, or the enforcement of this lease (including reasonable attorneys' fees and expenses), or associated with the repossession, reconditioning and sale, lease or other disposition of the Units; and Lessor's remedies hereinabove specified are cumulative, and may be exercised by Lessor in any order or manner, as to the Lease and Units or only a portion thereof, all as Lessor shall determine in its sole discretion. No exercise of any remedy available to Lessor shall constitute any election foreclosing Lessor from the subsequent exercise of any other remedy. In furtherance of its remedies, Lessor may and is hereby irrevocably authorized by Lessee (and Lessee, at its sole cost and expense, shall cause Lessor to be duly authorized by all necessary parties) to enter without trespass or liability upon any premises on which the Units or any portion thereof may be located. In the event that Lessor, at its option, shall give Lessee notice of any proposed sale or other disposition of the Units or any part thereof, Lessee hereby agrees that written notice given to Lessee in accordance with the terms of this Lease at least ten (10) days prior to any such sale or other disposition shall be and be deemed to be commercially reasonable notice.

10.3 Payments by Lessor on Behalf of Lessee. If Lessee fails to timely make (within all grace and/or cure periods) any payment or to do any act required hereunder, than Lessor shall have the right, but not the obligation, to do the act or make the payment, without further notice to, or demand on Lessee and without releasing Lessee from any contractual obligation, and to pay, purchase, contest or compromise any encumbrance, charge or lien which Lessor judges (in its reasonable discretion) to affect the Unit or Lessor's rights therein. In exercising such right, Lessor may incur any liability and expend any amount which in its reasonable discretion it deems necessary. All sums Lessor so incurs or spends shall be, without demand, immediately due and payable by Lessee to Lessor and shall bear interest from the date so incurred or spent, whichever is earlier, until paid in full to Lessor at the Default Rate.

                                   ARTICLE XI
                                   BANKRUPTCY

11.1 Bankruptcy of Lessor.

         (a) Lessor represents, warrants and covenants that it does not presently intend to file or solicit its creditors to file on Lessor's behalf for protection or reorganization under the bankruptcy laws of the United States. If there shall be filed by or against the Lessor a petition (whether voluntary or involuntary) under any Chapter of the United States Bankruptcy Code (the "Code") on or after the date hereof, it is the intention of the Lessor and the Lessee that the Lessee shall have the immediate right, at its option, to elect one of the following alternatives:

                  (i) provided that Lessee has terminated the MSA Agreement and this Lease, return all of the Units to Lessor F.O.B. at such location in the metropolitan area of Phoenix as directed by Lessor (in the event Lessor fails or refuses to provide for a delivery site, Lessee shall have the unqualified right to deliver the Units to a storage facility and Lessor shall be liable for any and all storage expenses incurred thereby); or

                  (ii) provided that Lessee reaffirms its obligations under the MSA Agreement and this Lease, Lessee shall have the immediate right to exercise the purchase option described in the Appendix or to continue the Lease.

Lessor and Lessee  acknowledge that the remedies of the Lessee set forth in this
Section 11.1 are the sole and exclusive remedies of Lessee (in lieu of all other remedies) arising from the bankruptcy of Lessor and are therefore fair and equitable. The purpose of this Lease (as to Lessee) is to provide Lessee with the machinery necessary to fulfill its obligations under the MSA Agreement. Lessor's bankruptcy may result in a reduction in the volume of Grips purchased by Lessor and therefore the commercial value of both the MSA Agreement and this Lease will be materially reduced. Lessor hereby agrees not to object to, nor to request a trustee in bankruptcy to attempt to, petition the Bankruptcy Court to set aside the provisions of this Section 11.1.

11.2 Bankruptcy of Lessee. Lessee represents, warrants and covenants that it does not presently intend to file or solicit its creditors to file on Lessor's behalf for protection or reorganization under the Bankruptcy Laws of the United States or to make any assignment for the benefit of creditors under any state laws. If there shall be filed by or against the Lessee a petition (whether voluntary or involuntary) under any chapter of the Code, on or after the date hereof, it is the intention of the Lessor and Lessee that the Lessor shall have immediate right to terminate this Lease, enter upon the Plant, and disassemble and remove the Units. The MSA Agreement shall thereafter be deemed terminated and all obligations of Lessee and Lessor hereunder shall immediately terminate.

Lessor and Lessee acknowledge that the rights and remedies of Lessor set forth in this Section 11.2 are the sole and exclusive remedies of Lessor (in lieu of all other remedies) arising from the bankruptcy of Lessor and are therefore fair and equitable. The purpose of this Lease (as to Lessor) is to provide Lessor with an acceptable manufacturer to fulfill 100% of Lessor's needs for Grips (of the quality required by Lessor). Lessee's bankruptcy may result in a material reduction in the commercial value of both the MSA Agreement and this Lease. Lessee hereby agrees not to object to, nor to request a trustee in bankruptcy to, attempt to petition the Bankruptcy Court to set aside the conditions of this
Section 11.

                                   ARTICLE XII
                                  MISCELLANEOUS

12.1 Assignment. Lessor may not assign or transfer all or any of the right, title or interest of Lessor in and to the Units without the prior written consent of Lessee, but may assign the rights, benefits and advantages of Lessor under the Lease hereunder, including the rights to receive payment of rent or any other payment hereunder. No assignment of this lease or any right or obligation hereunder may be made by Lessee or any assignee of Lessee without the prior written consent of Lessor.

12.2 Further Assurances. Lessee and Lessor confirm there is no pending litigation, tax claim, proceeding or dispute that may adversely affect its financial condition or impair its ability to perform its obligations hereunder. Lessee will, at its expense, maintain its legal existence in good standing (and authorized to do business in any applicable state) and do any further act and execute, acknowledge, deliver, file, register and record any further documents Lessor may reasonably request in order to protect Lessor's title to the Units and Lessor's rights and benefits under this Lease.

12.3 Late Payments. Lessee shall pay to Lessor, on demand, interest at the rate set forth in the Appendix on the amount of any payment not made when due hereunder from the date due until payment is made.

12.4 Effect of Waiver. No delay or omission to exercise any right, power or remedy accruing to Lessor upon any breach or default of Lessee hereunder shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of Lessor of any breach or default under this Lease must be in writing specifically set forth.

12.5 Survival of Covenants. All obligations of Lessee and Lessor (as applicable) under Articles 1, 2, 4, 5, 6, 7, 8, 11 and 12.1 and the Appendix shall survive the expiration or termination of this Lease to the extent required for their full observance and performance.

12.6 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the state of Massachusetts (excluding its, or any other jurisdiction's, choice of law principles).

12.7 Severability. Should any part of any provision of this Lease be held invalid or unenforceable, the invalid or unenforceable part or provision shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose and economic intent of such part or provision in a valid and enforceable manner, and the remainder of this Lease shall remain binding upon the parties hereto.

12.8 Financial Information. Lessee shall keep its books and records in accordance with generally accepted accounting principles and practices consistently applied and shall deliver to Lessor such financial statements and information as Lessor may reasonably request. Credit information relating to Lessee may be disseminated among Lessor and any of its affiliates and any of their respective successors and assigns.

12.9 Notices.

         (a) All notices and demands of any kind which either party may be required or desire to serve upon the other under the terms of this Lease shall be in writing and shall be sent by registered mail, return receipt requested, or by facsimile with confirming copy by registered mail to the receiving party at the address of the receiving party set forth below:

                  If to Lessor:         Royal Grip, Inc.
                                        444 W. Geneva
                                        Tempe, Arizona 85282
                                        Phone: (602) 829-9000
                                        Fax: (602) 829-9100
                                        Attn: President

                  If to Lessee:         Acushnet Rubber Company, Inc.
                                        744 Belleville Avenue
                                        New Bedford, Massachusetts 02742-6916
                                        Phone: (508) 998-4004
                                        Fax: (508) 998-4102
                                        Attn: Chief Operating Officer

         (b) Either party may change such address upon written notice to the other party hereto in the manner set forth in this Section 12.9. All notices or demands shall be deemed to have been given when received by the party to whom such notice is sent as evidenced by a receipt signed and dated by a representative of the receiving party.

12.10 Dispute Resolution. Any dispute among the parties hereto shall be resolved in accordance with the dispute resolution procedures attached hereto in the Appendix ; provided, that, nothing herein shall preclude any party from seeking or obtaining equitable relief, such as an injunction, or from enforcing any order or judgement of an arbitrator through judicial process.

12.11 Counterparts. Two counterparts of this Lease have been executed by the parties hereto. One counterpart has been prominently marked "Lessor's Copy". One counterpart has been prominently marked "Lessee's Copy". Only the counterpart marked "Lessor's Copy" shall evidence a monetary obligation of Lessee.

12.12 Transaction Costs. If the negotiation or drafting of lease documents is required, the Lessee shall be responsible for its own legal costs and expenses and Lessor shall be responsible for its own legal costs.

12.13 Audits. Lessee will allow Lessor and its agents to inspect Lessee's records regarding the Units and make copies of books and records at any reasonable time and upon reasonable notice.

12.14 Effect and Modification of Lease. This Lease exclusively and completely states the rights of Lessor and Lessee with respect to the leasing of the Units and supersedes all prior agreements, oral or written, with respect thereto. No variation or modification of this Lease shall be valid unless in writing.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives on the date and year first written above.


ROYAL GRIP, INC., a Nevada corporation  ACUSHNET RUBBER COMPANY, INC., a
                                        Massachusetts corporation


By: /s/ Robert G.J. Burg, II            By: /s/ Ronald V. Fernandes
   -----------------------------------     -----------------------------------
Name:      Robert G.J. Burg, II         Name:      Ronald V. Fernandes
Title:     President                    Title:     Executive Vice President and
                                                   Chief Operating Officer

                  APPENDIX to LEASE AGREEMENT dated as of December 21, 1996, between Royal Grip, Inc. and Acushnet Rubber Company, Inc..


         Units.
         ------

         The Unit(s) to be leased hereunder consist(s) of used and new fabrication machines and related equipment for the manufacture of Grips as more particularly described in Schedule 1 attached hereto and made part hereof and all modifications, replacements and substitutions. Some of the Units are currently under the possession and control of Lessor and some of the Units are subject to purchase orders between Lessor and the respective manufacturer thereof.


         Fair Market Value
         -----------------

         "Fair Market Value" with respect to the Units means the Ending Financed Balance set forth on Exhibit "A".

         Term.
         -----

         The term of this Lease shall begin on the date hereof and, unless sooner terminated, shall end on December 31, 2006, at which time Lessor shall deliver to Lessee and Lessee shall accept from Lessor a Bill of Sale for all of the Units.

         Location.
         ---------

         The Units shall be located in the state of Massachusetts and the Schedule relating to each Unit shall set forth the state, county and city in which such Unit is to be principally located. Lessee shall give Lessor notice of any change in the location within the state no later than ten (10) days after such change.

         Rent.
         -----

         Lessee shall pay to Lessor rent for the Units in the total amount of $4,508,384.56 comprised of $3,122,000 (the Fair Market Value of the Units as of the date hereof plus fifty percent (50%) of the rigging and freight costs incurred by Lessor for the F.O.B. delivery described in Section 1.2 hereof) plus $1,386,384.56 (which equals the fair market value of the units times 7.8125% per annum over 10 years) payable in 120 consecutive monthly installments, with the first such installment due on the first day of the first month following the date hereof, each Rent installment to be (subject to adjustment as provided in the Lease) $37,569.87.

         Default Rate.
         -------------

                  Lessee shall pay Lessor interest on late payments at the rate of twelve percent (12%) per annum.

         Reimbursement for Shipping Costs.
         ---------------------------------

                  The Rent due to Lessor hereunder shall be in addition to the credits against the shipping costs described in Section 3.4 of the MSA Agreement.

         Purchase Option.
         ----------------

                  If no Event of Default exists, Lessee may at any time during the term of this Lease, by written notice delivered to Lessor, elect to purchase all (but not less than all) of the Units for a purchase price (the "Capital Lease Option Balance") equal to corresponding "End of Month Payoff Balance" described in the attached Exhibit A. The option to purchase described herein shall be completed as of the last day of the immediately succeeding calendar month at which time Lessor shall deliver to Lessee a bill of sale for all of the Units together with a UCC-2 Termination Statement.

         Security Deposit.
         -----------------

                  Lessee shall deposit with Lessor, as security $ -0-.

Dispute Resolution Procedures.
------------------------------

         All claims, disputes and other matters in controversy (herein called "dispute") arising directly or indirectly out of or related to this Lease, or the breach thereof, whether contractual or noncontractual, and whether during the term or after the termination of this Agreement, shall be resolved exclusively according to the procedures set forth in this Appendix.

         A. Negotation. The parties shall attempt to settle disputes arising out of or relating to this Lease or the breach thereof by a meeting of two designated representatives of each party within five (5) days after a request by either of the parties to the other party asking for the same.

         B. Mediation. If such dispute cannot be settled at such meeting, either party, within five (5) days of such meeting may give a written notice (a "Dispute Notice") to the other party setting forth the nature of the dispute. The parties shall attempt in good faith to resolve the dispute by mediation in Phoenix, Arizona, under the Commercial Mediation Rules of the American Arbitration Association ("AAA") in effect on the date of the Dispute Notice. The parties shall select a person who will act as the mediator under this Paragraph B within 60 days of the date of the Lease. If the dispute has not been resolved by mediation as provided above within thirty (30) days after delivery of the Dispute Notice, then the dispute shall be determined by arbitration in accordance with the provisions of Paragraph C hereof.

         C. Arbitration. Any dispute that is not settled through mediation as provided in Paragraph B above shall be resolved by arbitration in Phoenix, Arizona, governed by the Federal Arbitration Act, 9 U.S.C. ss. 1 et seq, and administered by the AAA under its Commercial Arbitration Rules in effect on the date of the Dispute Notice, as modified by the provisions of this Section C, by a single arbitrator. The arbitrator selected, in order to be eligible to serve, shall be a lawyer with at least 15 years experience specializing in either general commercial litigation or general corporate and commercial matters. In the event the parties cannot agree on a mutually acceptable single arbitrator from the list submitted by the AAA, the AAA shall appoint the arbitrator who shall meet the foregoing criteria. The arbitrator shall base the award on applicable law and judicial precedent and, unless both parties agree otherwise, shall include in such award the findings of fact and conclusions of law upon which the award is based. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The award may only be made for compensatory damages, and if any other damages (whether exemplary, punitive, consequential, statutory or other) are included, the award shall be vacated and remanded, or modified or corrected, as appropriate to promote this damage limitation.

         Notwithstanding the foregoing:

                  (a) Upon the application by either party to a court for an order confirming, modifying or vacating the award, the court shall have the power to review whether, as a matter of law based on the findings of fact determined by the arbitrator, the award should be confirmed, modified or vacated in order to correct any errors of law made by the arbitrator. In order to effectuate such judicial review limited to issues of law, the parties agree (and shall stipulate to the court) that the findings of fact made by the arbitrator shall be final and binding on the parties and shall serve as the facts to be submitted to and relied on by the court in determining the extent to which the award should be confirmed, modified or vacated.

                  (b) Either party shall have the right to apply to any court for an order to enforce any of the ownership and confidentiality provisions contained in the Agreement.

         D. Costs and Attorneys' Fees. If either party fails to proceed with mediation or arbitration as provided herein or unsuccessfully seeks to stay such mediation or arbitration, or fails to comply with any arbitration award, or is unsuccessful in vacating or modifying the award pursuant to a petition or application for judicial review, the other party shall be entitled to be awarded costs, including reasonable attorneys' fees, paid or incurred by such other party in successfully compelling such arbitration or defending against the attempt to stay, vacate or modify such arbitration award and/or successfully defending or enforcing the award.

         E. Tolling of Statute of Limitations. All applicable statutes of limitations and defenses based upon the passage of time shall be tolled while the procedures specified herein are pending. The parties will take such action, if any, required to effectuate such tolling.



ROYAL GRIP, INC. , a Nevada             ACUSHNET RUBBER COMPANY,
corporation                             INC., a Massachusetts corporation


By: /s/ Robert G.J. Burg, II            By: /s/ Ronald V. Fernandes
   -----------------------------------     -----------------------------------
Name:  Robert G.J. Burg, II             Name:  Ronald V. Fernandes
Title: President                        Title: Executive Vice President and
       444 West Geneva Drive                   Chief Operating Officer
       Tempe, Arizona 85282                    744 Belleville Avenue
                                               New Bedford, MA 02742-6916

                                   SCHEDULE 1

        A complete description of the Units has been provided to Lessee.

                                    EXHIBIT A
                             Capital Lease Schedule
                             ----------------------

  Amount Financed Through Capital Lease                                                   $ 3,122,000
  Finance Rate %                                                                               7.8125
  Term in Months                                                                                  120
  Payment due date                                                                21 st of each month

                     Beginning                                               Paydown          Ending
         Period       Financed                            Imputed          of Financed       Financed
         Ending        Balance              Payment       Interest           Balance          Balance
         ------        -------              -------       --------           -------          -------
        1/21/97     3,122,000.00           37,569.87       20,325.52        17,244.35     3,104,755.65
        2/21/97     3,104,755.65           37,569.87       20,213.25        17,356.62     3,087,399.03
        3/21/97     3,087,399.03           37,569.87       20,100.25        17,469.62     3,069,929.42
        4/21/97     3,069,929.42           37,569.87       19,986.52        17,583.35     3,052,346.07
        5/21/97     3,052,346.07           37,569.87       19,872.04        17,697.83     3,034,648.24
        6/21/97     3,034,648.24           37,569.87       19,756.82        17,813.05     3,016,835.20
        7/21/97     3,016,835.20           37,569.87       19,640.85        17,929.02     2,998,906.18
        8/21/97     2,998,906.18           37,569.87       19,524.13        18,045.74     2,980,860.44
        9/21/97     2,980,860.44           37,569.87       19,406.64        18,163.23     2,962,697.21
       10/21/97     2,962,697.21           37,569.87       19,288.39        18,281.48     2,944,415.74
       11/21/97     2,944,415.74           37,569.87       19,169.37        18,400.50     2,926,015.24
       12/21/97     2,926,015.24           37,569.87       19,049.58        18,520.29     2,907,494.95
        1/21/98     2,907,494.95           37,569.87       18,929.00        18,640.87     2,888,854.08
        2/21/98     2,888,854.08           37,569.87       18,807.64        18,762.23     2,870,091.86
        3/21/98     2,870,091.86           37,569.87       18,685.49        18,884.38     2,851,207.48
        4/21/98     2,851,207.48           37,569.87       18,562.55        19,007.32     2,832,200.16
        5/21/98     2,832,200.16           37,569.87       18,438.80        19,131.07     2,813,069.09
        6/21/98     2,813,069.09           37,569.87       18,314.25        19,255.62     2,793,813.47
        7/21/98     2,793,813.47           37,569.87       18,188.89        19,380.98     2,774,432.49
        8/21/98     2,774,432.49           37,569.87       18,062.71        19,507.16     2,754,925.33
        9/21/98     2,754,925.33           37,569.87       17,935.71        19,634.16     2,735,291.18
       10/21/98     2,735,291.18           37,569.87       17,807.89        19,761.98     2,715,529.19
       11/21/98     2,715,529.19           37,569.87       17,679.23        19,890.64     2,695,638.55
       12/21/98     2,695,638.55           37,569.87       17,549.73        20,020.14     2,675,618.41
        1/21/99     2,675,618.41           37,569.87       17,419.39        20,150.48     2,655,467.93
        2/21/99     2,655,467.93           37,569.87       17,288.20        20,281.67     2,635,186.26
        3/21/99     2,635,186.26           37,569.87       17,156.16        20,413.71     2,614,772.55
        4/21/99     2,614,772.55           37,569.87       17,023.26        20,546.61     2,594,225.94
        5/21/99     2,594,225.94           37,569.87       16,889.49        20,680.38     2,573,545.56
        6121/99     2,573,545.56           37,569.87       16,754.85        20,815.02     2,552,730.55
        7/21/99     2,552,730.55           37,569.87       16,619.34        20,950.53     2,531,780.02
        8/21/99     2,531,780.02           37,569.87       16,482.94        21,086.93     2,510,693.09
        9/21/99     2,510,693.09           37,569.87       16,345.66        21,224.21     2,489,468.88
       10/21/99     2,489,468.88           37,569.87       16,207.48        21,362.39     2,468,106.49
       11/21/99     2,468,106.49           37,569.87       16,068.40        21,501.47     2,446,605.02
       12/21/99     2,446,605.02           37,569.87       15,928.42        21,641.45     2,424,963.57
        1/21/00     2,424,963.57           37,569.87       15,787.52        21,782.35     2,403,181.22
        2/21/00     2,403,181.22           37,569.87       15,645.71        21,924.16     2,381,257.06

                                    EXHIBIT A
                             Capital Lease Schedule
                             ----------------------

  Amount Financed Through Capital Lease                                                  $ 3,122,000
  Finance Rate %                                                                              7.8125
  Term in Months                                                                                 120
  Payment due date                                                                21st of each month

                     Beginning                                               Paydown          Ending
         Period       Financed                            Imputed          of Financed       Financed
         Ending        Balance              Payment       Interest           Balance          Balance
         ------        -------              -------       --------           -------          -------
        3/21/00     2,381,257.06          37,569.87        15,502.98        22,066.89     2,359,190.17
        4/21/00     2,359,190.17          37,569.87        15,359.31        22,210.56     2,336,979.61
        5/21/00     2,336,979.61          37,569.87        15,214.71        22,355.16     2,314,624.45
        6/21/00     2,314,624.45          37,569.87        15,069.17        22,500.70     2,292,123.75
        7/21/00     2,292,123.75          37,569.87        14,922.68        22,647.19     2,269,476.56
        8/21/00     2,269,476.56          37,569.87        14,775.24        22,794.63     2,246,681.93
        9/21/00     2,246,681.93          37,569.87        14,626.84        22,943.03     2,223,738.89
       10/21/00     2,223,738.89          37,569.87        14,477.47        23,092.40     2,200,646.49
       11/21/00     2,200,646.49          37,569.87        14,327.13        23,242.74     2,177,403.74
       12/21/00     2,177,403.74          37,569.87        14,175.81        23,394.06     2,154,009.68
        1/21/01     2,154,009.68          37,569.87        14,023.50        23,546.37     2,130,463.31
        2/21/01     2,130,463.31          37,569.87        13,870.20        23,699.67     2,106,763.64
        3/21/01     2,106,763.64          37,569.87        13,715.91        23,853.96     2,082,909.68
        4/21/01     2,082,909.68          37,569.87        13,560.61        24,009.26     2,058,900.42
        5/21/01     2,058,900.42          37,569.87        13,404.30        24,165.57     2,034,734.85
        6/21/01     2,034,734.85          37,569.87        13,246.97        24,322.90     2,010,411.95
        7/21/01     2,010,411.95          37,569.87        13,088.62        24,481.25     1,985,930.70
        8/21/01     1,985,930.70          37,569.87        12,929.24        24,640.63     1,961,290.07
        9/21/01     1,961,290.07          37,569.87        12,768.82        24,801.05     1,936,489.02
       10/21/01     1,936,489.02          37,569.87        12,607.35        24,962.52     1,911,526.50
       11/21/01     1,911,526.50          37,569.87        12,444.83        25,125.04     1,886,401.46
       12121/01     1,886,401.46          37,569.87        12,281.26        25,288.61     1,861,112.85
        1/21/02     1,861,112.85          37,569.87        12,116.62        25,453.25     1,835,659.60
        2/21102     1,835,659.60          37,569.87        11,950.91        25,618.96     1,810,040.64
        3/21102     1,810,040.64          37,569.87        11,784.12        25,785.75     1,784,254.89
        4/21/02     1,784,254.89          37,569.87        11,616.24        25,953.63     1,758,301.26
        5/21/02     1,758,301.26          37,569.87        11,447.27        26,122.60     1,732,178.66
        6/21/02     1,732,178.66          37,569.87        11,277.20        26,292.67     1,705,886.00
        7/21102     1,705,886.00          37,569.87        11,106.03        26,463.84     1,679,422.16
        8/21/02     1,679,422.16          37,569.87        10,933.74        26,636.13     1,652,786.03
        9/21/02     1,652,786.03          37,569.87        10,760.33        26,809.54     1,625,976.48
       10/21/02     1,625,976.48          37,569.87        10,585.78        26,984.09     1,598,992.40
       11/21/02     1,598,992.40          37,569.87        10,410.11        27,159.76     1,571,832.63
       12/21/02     1,571,832.63          37,569.87        10,233.29        27,336.58     1,544,496.05
        1/21/03     1,544,496.05          37,569.87        10,055.31        27,514.56     1,516,981.49
        2/21/03     1,516,981.49          37,569.87         9,876.18        27,693.69     1,489,287.80
        3/21/03     1,489,287.80          37,569.87         9,695.88        27,873.99     1,461,413.82
        4/21/03     1,461,413.82          37,569.87         9,514.41        28,055.46     1,433,358.36

                                    EXHIBIT A
                             Capital Lease Schedule
                             ----------------------

  Amount Financed Through Capital Lease                                             $ 3,122,000
  Finance Rate %                                                                         7.8125
  Term in Months                                                                            120
  Payment due date                                                           21st of each month

                     Beginning                                               Paydown          Ending
         Period       Financed                            Imputed          of Financed       Financed
         Ending      Balance                Payment       Interest           Balance          Balance
         ------      -------                -------       --------           -------          -------
        5/21/03     1,433,358.36          37,569.87         9,331.76        28,238.11     1,405,120.25
        6/21103     1,405,120.25          37,569.87         9,147.92        28,421.95     1,376,698.30
        7/21/03     1,376,698.30          37,569.87         8,962.88        28,606.99     1,348,091.31
        8/21/03     1,348,091.31          37,569.87         8,776.64        28,793.23     1,319,298.07
        9/21/03     1,319,298.07          37,569.87         8,589.18        28,980.69     1,290,317.38
       10/21/03     1,290,317.38          37,569.87         8,400.50        29,169.37     1,261,148.02
       11/21/03     1,261,148.02          37,569.87         8,210.60        29,359.27     1,231,788.75
       12/21/03     1,231,788.75          37,569.87         8,019.46        29,550.41     1,202,238.33
        1/21/04     1,202,238.33          37,569.87         7,827.07        29,742.80     1,172,495.54
        2/21/04     1,172,495.54          37,569.87         7,633.43        29,936.44     1,142,559.10
        3/21/04     1,142,559.10          37,569.87         7,438.54        30,131.33     1,112,427.77
        4/21/04     1,112,427.77          37,569.87         7,242.37        30,327.50     1,082,100.27
        5/21/04     1,082,100.27          37,569.87         7,044.92        30,524.95     1,051,575.32
        6/21/04     1,051,575.32          37,569.87         6,846.19        30,723.68     1,020,851.64
        7/21/04     1,020,851.64          37,569.87         6,646.17        30,923.70       989,927.94
        8/21/04       989,927.94          37,569.87         6,444.84        31,125.03       958,802.92
        9/21/04       958,802.92          37,569.87         6,242.21        31,327.66       927,475.25
       10/21/04       927,475.25          37,569.87         6,038.25        31,531.62       895,943.63
       11/21/04       895,943.63          37,569.87         5,832.97        31,736.90       864,206.73
       12/21/04       864,206.73          37,569.87         5,626.35        31,943.52       832,263.20
        1/21/05       832,263.20          37,569.87         5,418.38        32,151.49       800,111.71
        2/21/05       800,111.71          37,569.87         5,209.06        32,360.81       767,750.91
        3/21/05       767,750.91          37,569.87         4,998.38        32,571.49       735,179.41
        4/21105       735,179.41          37,569.87         4,786.32        32,783.55       702,395.87
        5/21/05       702,395.87          37,569.87         4,572.89        32,996.98       669,398.89
        6/21/05       669,398.89          37,569.87         4,358.07        33,211.80       636,187.08
        7/21/05       636,187.08          37,569.87         4,141.84        33,428.03       602,759.06
        8/21/05       602,759.06          37,569.87         3,924.21        33,645.66       569,113.40
        9/21/05       569,113.40          37,569.87         3,705.17        33,864.70       535,248.69
       10/21/05       535,248.69          37,569.87         3,484.69        34,085.18       501,163.52
       11/21/05       501,163.52          37,569.87         3,262.78        34,307.09       466,856.43
       12/21/05       466,856.43          37,569.87         3,039.43        34,530.44       432,325.99
        1/21/06       432,325.99          37,569.87         2,814.62        34,755.25       397,570.74
        2/21/06       397,570.74          37,569.87         2,588.35        34,981.52       362,589.22
        3/21/06       362,589.22          37,569.87         2,360.61        35,209.26       327,379.96
        4/21/06       327,379.96          37,569.87         2,131.38        35,438.49       291,941.47
        5/21/06       291,941.47          37,569.87         1,900.66        35,669.21       256,272.26
        6/21/06       256,272.26          37,569.87         1,668.44        35,901.43       220,370.83

                                    EXHIBIT A
                             Capital Lease Schedule
                             ----------------------


  Amount Financed Through Capital Lease                                                  $ 3,122,000
  Finance Rate %                                                                              7.8125
  Term in Months                                                                                 120
  Payment due date                                                                21st of each month

                      Beginning                                              Paydown          Ending
         Period        Financed                           Imputed          of Financed       Financed
         Ending         Balance             Payment       Interest           Balance          Balance
         ------         -------             -------       --------           -------          -------
        7/21/06       220,370.83           37,569.87       1,434.71         36,135.16       184,235.67
        8/21/06       184,235.67           37,569.87       1,199.45         36,370.42       147,865.25
        9/21/06       147,865.25           37,569.87         962.66         36,607.21       111,258.04
       10/21/06       111,258.04           37,569.87         724.34         36,845.53        74,412.51
       11/21/06        74,412.51           37,569.87         484.46         37,085.41        37,327.09
       12/21/06        37,327.09           37,570.11         243.01         37,327.10         (0.00)

                                     Page 4